Exhibit 10.2
CERTAIN INFORMATION, IDENTIFIED BY AND REPLACED WITH A MARK OF “[   ],” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Accord+ Notional Bonus Plan

Plan Description

The purpose of this Accord+ Notional Bonus Plan (this “Plan”) is to allow certain select employees of Apollo Management Holdings, L.P. (the “Employer”) who will make contributions to the future success of Accord+ (as defined below) to participate in this Plan and receive bonus payments on the terms set forth in this Plan and each such selected individual’s award letter (“Award Letter”). Any such individual selected by the Employer to receive an award under the Plan is referred to as a “Participant”.
Periodic payment entitlements under this Plan are denominated in “Notional Points,” each of which is indexed in the manner described below to a share of carried interest amounts earned from Accord+ by Accord+ GP (as defined below) and distributed by Accord+ GP to its partners. “Accord+” refers to Apollo Accord+ Fund, L.P., Apollo Accord+ Aggregator A, L.P. and any of their parallel vehicles or alternative investment vehicles that distributes carried interest amounts to Accord+ GP. “Accord+ GP” refers to Apollo Accord+ Advisors, L.P., together with each parallel vehicle or other special purpose vehicle that earns carried interest from Accord+.
Participants are not admitted to Accord+ GP as partners; Notional Point Awards
Notional Points do not and are not intended to convey any ownership interest in Accord+ GP or any other entity, but merely represent an unfunded and unsecured promise to deliver cash and/or other assets in the future in accordance with the terms and conditions of this Plan and each Award Letter.
Payments in respect of Notional Points are payments of discretionary performance compensation additional to a Participant’s base salary. The value of any Notional Points, and the amount of any payments with respect thereto, will depend on numerous factors, including but not limited to relevant market conditions, the performance of Accord+ and its underlying investments, and the performance of the Employer’s other employees. All payments issued under the Plan and any Award Letter shall be contingent on the clawback terms set forth in each Award Letter (even after such amounts are paid to a Participant), and no amounts will be fully earned or crystalized hereunder until the expiration of any applicable clawback period. Each Participant authorizes the clawback described in their Award Letters to the fullest extent permitted by law.
Payments hereunder represent an extraordinary item of income additional to a Participant’s normal or expected compensation or LLP member share of profits and are subject to applicable withholding. A Participant’s entitlement to payments with respect to their Notional Points is also contingent upon their remaining in good standing during employment.

Each Participant’s Award Letter sets forth the number of Notional Points being awarded to them, and the Award Letter describes any additional terms and conditions applicable to the receipt of Notional Points. Each Participant’s Notional Points may be reduced or otherwise subject to dilution as described herein or in a Participant’s Award Letter.
Payments Generally and Payment Condition
Subject to the terms and conditions specified herein and in any applicable Award Letter, including any vesting conditions, each Participant will be entitled to receive quarterly payments (each, a “Quarterly Payment”) in amounts determined quarterly for the period commencing on the date of such Participant’s Award Letter and ending on the last day of the calendar quarter during which the Award Letter was issued, and each calendar quarter thereafter (each such period, a “Measurement Quarter”). The amount payable to each Participant for any Measurement Quarter will be equal to the Index Value (as defined below) for such Measurement Quarter multiplied by such Participant’s total Notional Points (as adjusted for vesting following a Participant’s “Vesting End Date” (as defined in each Participant’s Award Letter), if applicable, and as described below).
The “Index Value” for each Measurement Quarter is equal to [____] of the total amount of all distributions made by Accord+ GP to its partners during such Measurement Quarter. For all distributions made by Accord+ GP prior to a Participant’s Vesting End Date, such Participant will receive payment with respect to such distribution based on their total Notional Points. For all such distributions made on or after a Participant’s Vesting End Date, such Participant will receive payment with respect to such distribution based on their vested Notional Points (calculated in accordance with the vesting formulas in the Participant’s Award Letter).
Notwithstanding the foregoing, payments with respect to any Measurement Quarter shall, at all events, be subject to attainment of the Payment Condition (as defined below) with respect to such Measurement Quarter. If the Payment Condition is not attained with respect to any Measurement Quarter, no payments shall be made, or otherwise accrued or carried forward, in respect of such Measurement Quarter. The “Payment Condition” means, for any Measurement Quarter, either (i) with respect to each Participant, such Participant continues to be employed by and in good standing with (and has not given or been provided a notice of termination of employment, or died or become Disabled (as defined in the AGM 2019 Omnibus Equity Incentive Plan (or successor thereto)) the Employer or any Affiliate (as defined below) through the last day of the Measurement Quarter or (ii) [____].
For any Measurement Quarter in which the Index Value is a positive amount and for which the Payment Condition has been satisfied, the Quarterly Payment will be made to Participants within 75 days following the end of such Measurement Quarter. The timing and amount of all payments are subject to applicable laws and regulations and the applicable compliance policies of AGM and its Affiliates. Payments generally will be made in cash. However, if any distribution by Accord+ GP to its partners is made in kind rather than in cash, payment to Participants of a corresponding portion of the Index Value for the relevant Measurement Quarter may be made either in kind or in cash, as determined by the Employer.

Vesting
As of a Participant’s Vesting End Date, such Participant will retain only vested Notional Points based on the vesting formulas described in the Participant’s Award Letter and, any unvested Notional Points shall be forfeited. For each distribution during any Measurement Quarter occurring on or after a Participant’s Vesting End Date, the portion of the Index Value attributable to such Participant is adjusted to reflect such Participant’s vested Notional Points.
Designated Investment Distributions
    Accord+ GP, the Employer or any of their Affiliates may enter into an agreement pursuant to which a person or entity other than AGM or a subsidiary of AGM would receive payments or distributions relating to one or more, but not all, specified portfolio investments of Accord+, that would be made with priority over other payments or distributions with respect to the same portfolio investment for Participants or other notional or direct point holders (a “Designated Investment Distribution”). In the event of a Designated Investment Distribution, the Index Value will be reduced by the amount of the Designated Investment Distribution for the relevant portfolio investment. In furtherance of the foregoing, the Employer shall be entitled to make equitable adjustments that it determines in its sole discretion to be appropriate to give effect to the foregoing, including, without limitation, requiring Participants to return all or a portion of any payments previously made under this Plan to fund the payment of any such Designated Investment Distributions.
Certain Tax Matters
All payments arising from Notional Points shall be payable through payroll and be treated as compensation for services under applicable law, to the extent applicable, and as W-2 compensation for all U.S. federal income tax purposes and shall be subject to applicable withholding in accordance with usual payroll practices.
Compliance with Law
Each award of Notional Points and the timing and amount of any payments made with respect to Notional Points are subject to compliance with applicable laws and regulations and the compliance policies of AGM and its Affiliates. The Employer or its designee will have full discretionary authority to make any adjustments to the terms of this Plan and any Award Letter to the extent deemed advisable for compliance purposes. Notwithstanding the foregoing, neither AGM nor any of its Affiliates shall have any liability to any Participant for any failure of the program described in this Plan to satisfy any applicable law or regulation.
Administration
This Plan and any Award Letter can be modified, changed or terminated at any time if such adjustment is necessary or advisable in light of tax, accounting or regulatory considerations (including as a result of changes in law), as determined by the Employer. The Employer has the sole discretion to construe, interpret, and apply the Plan and any Award Letter, including but not limited to (i) the terms of the Plan and any Award Letter regarding a Participant’s eligibility for any award, (ii) the issuance, vesting, dilution, and/or forfeiture of any Notional Points, (iii) the payments issued in connection with any Notional Points, and/or (iv) the clawback of any payments. The Employer’s determinations regarding this Plan, any Award Letter, and any Notional Points shall be final, binding and conclusive on all persons and entities to the maximum extent permissible under law, and any reviewing arbitrator (and/or court) shall defer to the determinations of the Employer to the maximum extent allowable. All powers and authority vested in the Employer in connection with any aspect of this Plan or the payments described herein are to be construed as authorizing the Employer to act in its sole and absolute discretion, taking into account any considerations that it considers relevant (including the interests of AGM and its stakeholders), without any implied fiduciary or other duty other than the contractual duty of good faith and fair dealing. There is no obligation for uniformity of treatment of Participants in the Plan.
ERISA
This Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Employer and Accord+. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended to be a cash bonus program (as described in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Regulation Section 2510.3-2(c) or any successor thereto), and not a pension or welfare benefit plan that is subject to ERISA, and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as a bonus program that is not an employee benefit plan subject to ERISA.
Governing Law; Dispute Resolution
This Plan (and any Award Letter, in respect of Notional Points and all related matters set forth herein) shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws that would cause the laws of another jurisdiction to apply. Any dispute, controversy, suit, action or proceeding arising out of or relating to this Plan (or any Award Letter, in respect of Notional Points and all related matters set forth herein) will be settled exclusively by arbitration, conducted before a single arbitrator in New York County, New York (applying New York law) in accordance with, and pursuant to, the applicable rules of JAMS (“JAMS”). The arbitration shall be conducted on a strictly confidential basis, and none of the parties shall disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with such a claim, or the result of any action, to any third party, except as required by law, with the sole exception of their legal counsel and parties engaged by that counsel to assist in the arbitration process, who also shall be bound by these confidentiality terms. The decision of the arbitrator will be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Both the Employer and each Participant may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the United States Federal Arbitration Act or the New York Arbitration Act. The party that is determined by the arbitrator not to be the prevailing party will pay all of the JAMS administrative fees, the arbitrator’s fees and expenses. If neither party is so determined, such fees shall be shared. Each party shall be responsible for such party’s attorneys’ fees. IF THIS AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTICIPANT AND THE EMPLOYER WAIVE AND COVENANT THAT EACH SUCH PARTICIPANT AND THE EMPLOYER WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS PLAN, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE EMPLOYER OR ANY OF ITS AFFILIATES OR A PARTICIPANT MAY

FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE EMPLOYER AND ITS AFFILIATES, ON THE ONE HAND, AND SUCH PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS PLAN (AND ANY AWARD LETTER) AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THIS PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Nothing in the preceding paragraph will prevent the Employer or an Affiliate from applying to a court for preliminary or interim relief or permanent injunction in a judicial proceeding (e.g., injunction or restraining order), in addition to and not in lieu of any other remedy to which it may be entitled at law or in equity, if such relief from a court is necessary to preserve the status quo pending resolution or to prevent serious and irreparable injury in connection with any breach or anticipated breach of any restrictive covenants by a Participant; provided, that all parties explicitly waive all rights to seek preliminary, interim, injunctive or other relief in a judicial proceeding and all persons and entities submit to the exclusive jurisdiction of the forum described in the preceding paragraph for any dispute or claim concerning continuing entitlement to distributions or other payments related to this Plan, even if such dispute or claim involves or relates to any restrictive covenants to which a Participant is subject. For the purposes of this paragraph, the Employer, all Participants and all other relevant persons and entities consent to the exclusive jurisdiction and venue of the state and federal courts within the County of New York in the State of New York.
Miscellaneous
As used in this Plan, the term “Affiliate” means with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity. Except as the context otherwise requires, the term “Affiliate” in relation to AGM includes each collective investment fund and other client account sponsored or managed by AGM or its affiliated asset management entities, but, in each case, does not include portfolio companies of Accord+.
A Participant’s rights in respect of any Notional Points shall not be salable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person or entity, or by operation of law, and shall not be liable or taken for any obligation of such person or entity. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.
This Plan is not to be construed as creating a trust, partnership, or other association. This Plan has no assets, and Notional Points are not to be treated as property or as a trust fund of any kind. References to Notional Points are solely as a device for the determination of any payments to be made. Participants will have only the rights of a general unsecured creditor of the Employer with respect to amounts credited and payable, if any, under this Plan in respect of Notional Points, and rights no greater than the right to receive any such amounts as a general unsecured creditor with respect to such amounts, as and when payable hereunder.

No officer, director, employee or agent of AGM or any of its Affiliates shall be personally liable for any action, omission, determination, or interpretation taken or made with respect to this Plan, any payment in respect of Notional Points, or any associated documentation.
The Employer may decide to deliver any documents related to this Plan, any payment in respect of Notional Points, and any associated documentation by electronic means or to request a Participant’s consent to participate in any of the foregoing by electronic means. Each Participant consents to receive such documents by electronic delivery and, if requested, will agree to participate therein through an online or electronic system established and maintained by AGM or a third party designated thereby.
This Plan, each Award Letter, any payment made in respect of Notional Points and related documentation and rights are intended to be exempt from Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 409A”), or, if and to the extent subject to Code Section 409A, to comply therewith. Accordingly, to the maximum extent permitted, such documents shall be interpreted and be administered to be in compliance with Code Section 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, a Participant’s final day of employment by or service to the Employer or any of its Affiliates shall be the date that the Participant would be considered to have incurred a “separation from service” from the Employer or any of its Affiliates within the meaning of Code Section 409A. Any payments that are due within the “short-term deferral period” or fall within the “separation pay exemption” within the meaning of Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Each amount to be paid to a Participant under this Plan, an Award Letter or otherwise that constitutes deferred compensation subject to Code Section 409A shall be construed as a separate payment for purposes of Code Section 409A. Notwithstanding anything to the contrary in this Plan, an Award Letter or related documentation, to the extent that any payments to be made upon a Participant’s separation from service would result in the imposition of any individual penalty tax imposed under Code Section 409A on account of the Participant’s being a “specified employee” within the meaning of Code Section 409A, the payments shall instead be made on the first business day after the earlier of (a) the date that is six months following such separation from service and (b) the Participant’s death. For purposes of clarity, following a Participant’s Vesting End Date, the ability of non-service based performance vesting to constitute a substantial risk of forfeiture is a material feature of Code Section 409A for purposes of this Plan and therefore, this Plan and any Award Letter are subject to termination without any consideration paid in respect thereof if such feature is impaired or eliminated as a result of a change in law or its interpretation. In no event shall AGM or any of its Affiliates (or any employee, officer, director, partner, principal, member, shareholder, representative, or agent thereof) have any liability to a Participant or any other person or entity due to any failure of this Plan, an Award Letter, or any associated documentation to satisfy the requirements of Code Section 409A, and the relevant Participant shall indemnify AGM and its Affiliates (and any agent thereof), and hold them all harmless (including with respect to their attorneys’ fees and costs) if such Participant or its representatives allege any such liability.
Except as otherwise provided in this Plan or as may be necessary to comply with applicable law, and except with respect to any clawback or indemnification obligations set forth herein or in a Participant’s Award Letter, this Plan will terminate when all Notional Points have been forfeited or the obligations under this Plan have been satisfied in full.

With respect to each Participant, this Plan will take effect upon the Participant’s delivery to the Employer of a signed Award Letter. This Plan and each Award Letter are binding on and enforceable against the Employer and each relevant Participant.
[End of Plan]